                                                                      Exhibit 11

                DSC COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                        Computation of Income per Share
                                 (In thousands)
                                  (Unaudited)


The following table sets forth the computation of shares used in the calculation of income per share for the three and six months ended June 30, 1994 and 1993. All 1993 amounts presented have been restated to retroactively reflect a two-for-one stock split, effected in the form of a 100% stock dividend, declared by the Board of Directors on April 27, 1994 for shareholders of record on May 11, 1994.

Average Shares Used in Income per Share Calculation:

                                            Three Months Ended            Six Months Ended
                                                  June 30,                     June 30,
                                           ---------------------        ---------------------
                                             1994          1993           1994          1993
                                           -------       -------        -------       -------
 Weighted average
    shares outstanding
    during the period................      111,981        97,826        111,425        93,714
 Common share equivalents
    outstanding:
    Options and warrants
      issued and
      contingently issuable..........        6,029        11,078          6,516        10,312
    Assumed purchase of
      treasury shares................       (1,406)       (2,478)        (1,521)       (2,178)
                                           -------       -------        -------       -------
 Weighted average shares
    used in calculation..............      116,604       106,426        116,420       101,848
                                           =======       =======        =======       =======



Fully diluted income per share is not shown since the dilutive effect is less than three percent for the three and six months ended June 30, 1994 and 1993.